Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 12, 1997 accompanying the financial statements and schedule of Securacom, Incorporated contained in the Registration Statement on Form S-1 (File No. 333- 26439) incorporated by reference on Form S-8. We consent to the incorporation by reference of the aforementioned report in the Registration Statement on Form S-8.



GRANT THORNTON LLP



Parsippany, New Jersey
October 23, 1997